AMENDED BY-LAWS OF
THE BERWYN FUND, INC.


ARTICLE I - OFFICES

	1.	The registered office of the corporation shall be at
1039 Beaumont Road, Berwyn, Pennsylvania, 19312.

	2.	The corporation may also have offices at such other
places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


ARTICLE II - SEAL

	1.	The corporation seal shall have inscribed thereon the
name of the corporation, the year of its origination and the words "Corporate Seal Pennsylvania."


ARTICLE III - SHAREHOLDERS MEETING

	1.	Meetings of the shareholders shall be held at the
registered office of the corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

	2.	The annual meeting of the shareholders shall be held on
the fourth Friday of March in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during the calendar year, any shareholder may call such meeting at any time thereafter.

	3.	The presence, in person or by proxy, of shareholders
entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

4.	Every shareholder entitled to vote at a meeting of
shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholders, or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid. Elections for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. In an election of directors no cumulative voting shall be allowed. No share shall be voted at any meeting upon which any installment is due and unpaid.

	5.	Written notice of the annual meeting shall be given to
each shareholder entitled to vote thereat not less than fourteen nor more than thirty days.

	6.	In advance of any meeting of shareholders, the Board of
Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as judge.

	7.	Special meetings of the shareholders may be called at
any time by the President, or the Board of Directors, or shareholders entitled to cast at least one-tenth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

	8.	Business transacted at all special meetings shall be
confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

	9.	Written notice of a special meeting of the shareholders
stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

	10.	The officer or agent having charge of the transfer
books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy at any meeting of shareholders.


ARTICLE IV - DIRECTORS

	1.	The business of this corporation shall be managed by
its Board of Directors, five (5) in number. The directors need not be resident of this Commonwealth or shareholders in the corporation.
They shall be elected by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. Whenever all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not more less than the number of shareholders, there must be at least three directors.

	2.	In addition to the powers and authorities by these By-
Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

	3.	The meetings of the Board of Directors may be held at
such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

	4.	Each newly elected Board may meet at such place and
time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

	5.	Regular meetings of the Board shall be held without
notice immediately following the annual shareholders' meeting, at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

	6.	Special meetings of the Board may be called by the
President on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

	7.	A majority of the directors in office shall be
necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors and shall be filed with the Secretary of the corporation.

	8.	Directors, as such, shall not receive any stated salary
for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


ARTICLE V - OFFICERS

	1.	The executive officers of the corporation shall be
chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

	2.	The salaries of all officers and agents of the
corporation shall be fixed by the Board of Directors.

	3.	The officers of the corporation shall hold office for
one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

	4.	The powers and duties of the several officers shall be
as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this corporation.


ARTICLE VI - VACANCIES

	1.	If the office of any officer or agent, one or more,
becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

	2.	Vacancies in the Board of Directors shall be filled by
a vote of the majority of the remaining members of the Board, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto. The above procedure for filling vacancies shall be followed in situations where immediately after the vacancy has been filled, two-thirds of the Board of Directors have been elected by the shareholders. If at any time, less than two-thirds of the Board of Directors have been elected by the shareholders, the Board shall call a special meeting of the shareholders within 45 days for the purpose of filling the vacancies on the Board. If, at any time, less than a majority of the Board has been elected by the shareholders, the Board will call a special meeting of the shareholders immediately for the purpose of electing new directors. Said meeting shall be held within 30 days.


ARTICLE VII - CORPORATE RECORDS

	1.	There shall be kept at the registered office or
principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving names of the shareholders, their respective addresses and the number of classes of shares held by each.

	2.	Every shareholder shall, upon written demand under oath
stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where any attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this Commonwealth or at its principal place of business.


ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.

	1.	The share certificates of the corporation shall be
numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary.

	2.	Transfer of shares shall be made on the books of the
corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

	3.	The Board of Directors may fix a time, not more than
fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of share will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange or shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder or record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders' entitled to receive notice of, or vote at, the shareholder meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

	4.	In the vent that a share certificate shall be lost,
destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

	5.	The Board of Directors may declare and pay dividends
upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

	6.	Before payment of any dividend there may be set aside
out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

	7.	The registered holders of shares of the corporation may
require the corporation to redeem these shares by delivering to the corporation, at its designated place of business, a written request for redemption in a form satisfactory to the Board of Directors together with the certificate for or evidence of ownership of such stock, if any, being properly signed and endorsed. The corporation, upon receipt of such request and surrender of such certificate or evidence of ownership, shall promptly pay to or upon the order of the registered holder thereof the redemption price as hereinafter defined; provided, however, that the Board of Directors or any duly authorized committee thereof or any officer or officers of the corporation duly authorized by such board or committee may defer payment of the redemption price for a period not exceeding seven days after receipt of such request and surrender of the certificate for evidence of ownership. In all cases, shares shall be redeemed at the asset values thereof as provided in Article Ten of these By-Laws. Furthermore, the Board may designate the custodian and transfer agent to act as the agent of the corporation in the redemption.


ARTICLE IX - CONTRACTS, LOANS, CHECKS AND DEPOSITS

	1.	The Board of Directors may authorize any officer or
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

	2.	No loans shall be contracted on behalf of the
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

	3.	All checks, drafts, or other orders for the payment of
money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

	4.	All funds of the corporation not otherwise employed
shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

	5.	To the extent permitted by law, the Board of Directors
may from time to time deposit for safekeeping with one or more banks, trust companies, or other financial institutions in the United States or elsewhere selected by the board, any securities owned by the corporation and not otherwise deposited or pledged as security. Securities so deposited may be withdrawn from time to time only by such officer of the corporation, together with such additional officers and responsible employees, as the Board of Directors may designate by resolution for that purpose.


ARTICLE X - NET ASSET VALUE; GROSS ASSETS

	1.	The net asset value of any share of stock of the
corporation outstanding on any day shall be the proportionate interest in the corporation at the close of business on such day and shall be determined by or pursuant to the direction of the Board of Directors, by dividing:

	(a)	The value of the gross assets at the close of business
on such day (securities being taken at their market value determined as hereinafter provided) less the amount determined by or pursuant to the direction of the Board of Directors of all debts, obligations and liabilities of the corporation (which debts, obligations and liabilities shall include, without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims, of any and every kind and nature, fixed, accrued, unmatured or contingent, whether for taxes, expenses, contingencies or otherwise) but excluding the corporation's liability upon its capital stock and surplus; by

	(b)	The total number of shares of capital stock of the
corporation outstanding (exclusive of any shares to be issued and any shares of treasury stock) as of the close of business on the day of such determination.

	In determining, for the purposes of this article, the value of gross assets of the corporation as of the close of business on any day;

	(a)	the market value of each security which shall be listed
or traded in upon a national securities exchange shall be determined by the closing sales price on the exchange where primarily traded on the date and the time as which assets were valued. If there were no sale of such security on the day of such determination, then the security shall be valued at the last current bid price.

	(b)	An unlisted security for which over-the-counter market
quotations are readily available is valued on the basis of the last current bid price.

	(c)	The market value of any security, no provision for the
valuation of which is contained in either (a) or (b) above, shall be determined by the best readily available market quotation or if there be none then by a method approved or authorized by the Board of Directors.

	(d)	Dividends declared but not yet received, or rights, in
respect of securities which are quoted ex-dividend or ex-rights, shall be included at the value thereof as determined by or pursuant to the direction of the Board of Directors.

	(e)	The value of any other assets of the corporation shall
be determined in such manner and by such person or persons as may be approved from time to time by or pursuant to the direction of the Board of Directors.

	(f)	If the sales of shares issued by the corporation shall
at any time be discontinued, the Board of Directors may in its discretion, pursuant to resolution, deduct from the value of the assets listed in (a), (b), (c), (d) and (e) above, an amount equal to the brokerage commissions, transfer taxes, and charges, if any, which would be payable on the sale of such securities if they were then being sold.


ARTICLE XI - RESTRICTIONS ON INVESTMENTS,
	INDEBTEDNESS, AND LOANS

	1.	The corporation shall be a non-diversified, open-end
management investment company as defined under the Investment Company Act, and it intends to qualify for tax purposes under Subchapter M of the Internal Revenue Code of 1954. The following restrictions shall apply to the investment of the assets of the corporation:

	(a)	With respect to 50% of its assets, the corporation will
not at time of purchase invest more than 5% of its gross assets, at market value, in the securities of any one issuer (except the securities of the United States government).

	(b)	With respect to the other 50% of its assets, the
corporation will not invest at the time of purchase more than 15% of the market value of its total assets in any single issuer.

	(c)	The corporation will not purchase more than 10% of the
outstanding voting securities of a single issuer.

	(d)	The corporation will not invest more than 25% of its
assets in any one industry.

	(e)	The corporation will not lend money, provided that for
purposes of this restriction the acquisition of bonds, debentures, or other corporate debt securities and investment in government obligations, short-term commercial paper, certificates of deposit and bankers' acceptances shall not be deemed to be the making of a loan (the acquisition of bonds, debentures, or other corporate debt securities which are not publicly distributed is considered to be the making of a loan under the Investment Company Act of 1940).

	(f)	The corporation will not purchase securities on margin
and will not make short sales.

	(g)	The corporation will not buy or sell land, commodities,
commodity futures contracts, puts and calls, and straddles.

	(h)	The corporation will not underwrite securities, except
for securities of the corporation, and will not issue senior securities.

	(i)	The corporation will not invest for the purposes of
exercising control or management.

	(j)	The corporation will not invest more than 5% of its
total assets in securities of other investment companies or purchase more than 3% of any other investment company's securities.

	(k)	The corporation will not participate in a joint
investment account.

	(l)	The corporation will not invest in restricted
securities that must be registered under the Securities Act of 1933, as amended, before they may be offered and sold to the public.

	2.	The corporation shall not borrow amounts in excess of
5% of the gross assets of the corporation taken at cost determined in accordance with a good accounting practice, and no borrowing shall be undertaken except as a temporary measure or for emergency purposes as determined by the Board of Directors.

	3.	The corporation shall not loan any part of its assets
to its investment adviser, to the corporation's officers or directors, or to any officer or director of its investment adviser.

	4.	The investment objective of the Fund is to seek long-
term capital appreciation by investing in equity and fixed income securities.


ARTICLE XII - RESTRICTIONS ON ACTIONS OF
OFFICERS AND DIRECTORS

	The officers and directors of the corporation shall not deal for or on behalf of the corporation with themselves as principal or agent or with any corporation or partnership in which they have a financial interest, except that this paragraph shall not prohibit:

	(1)	officers or directors of the corporation from having a
financial interest in the corporation or in its investment adviser; or

	(2)	the purchase of securities for the corporation or the
sale of securities owned by the corporation through a security broker or dealer, one or more of whose partners, officers, or directors is an officer or director of the corporation, provided that such transactions are handled in the capacity of broker only and that commissions charged do not exceed customary brokerage charges for such service.

	No officer or director of the corporation shall take a long or short position in the securities of the corporation, except that this paragraph shall not prohibit the purchase from the corporation of its shares by officers or directors of the corporation at not less than their asset value at the time of purchase provided that such purchases are made for investment purposes only.


ARTICLE XIII - MISCELLANEOUS PROVISIONS

		1.	The fiscal year of the corporation shall be the
calendar year.

	2.	Whenever written notice is required to be given to any
person, it may be given so such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

	3. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

	4. One or more directors or shareholders may participate in a meeting of the Board, or a committee of the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. However, directors will attend in person all meetings of the Board dealing with advisory and distribution contracts.

	5. Except as otherwise provided in the Articles or By-Laws of this corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

	6.	Any payments made to an officer or employee of the
corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.


ARTICLE XIV - ANNUAL STATEMENT

	1.	The President and Board of Directors shall present at
each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.


ARTICLE XV - AMENDMENTS

	1.	These By-Laws may be amended or repealed by the vote of
shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.


ARTICLE XVI

	No director or officer of the corporation shall be indemnified from any judgment, verdict or settlement resulting from liability to the corporation or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The corporation will advance to any director or officer money to pay attorneys' fees and other expenses incurred in defending a proceeding. The money will be advanced as an interest free loan. The director or officer receiving said money will agree to be personally liable for said loan and to repay if it is ultimately determined that said director or officer is not entitled to indemnification.

	The following items will be those used to determine if a director or officer is entitled to indemnification;

	1) a final decision on the merits by a court or other body before whom the proceeding was brought that the director or officer to be indemnified is not liable or is liable only as a result of ordinary negligence; or

	2) a reasonable determination, based upon a review of the facts, by independent legal counsel in a written opinion, that the director or officer to be indemnified was not liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.



6